As filed with the U.S. Securities and Exchange Commission on February 4, 2025

Registration No. 333-275232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 6
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

BAIYA INTERNATIONAL GROUP INC.

(Exact name of Registrant as specified in its charter)

__________________________________________

Not Applicable

(Translation of Registrant’s name into English)

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Cayman Islands	7370	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5Q, No. 5 Golf Avenue
Guangpei Community, Guanlan Street
Longhua District, Shenzhen, China
Tel: +86 0769-88785888
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________________________

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
Tel: 212-947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________________________________

Copy to:

John P. Yung, Esq. Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Telephone No.: (415) 362-2580	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 Tel: (301)760-7393

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

Baiya International Group Inc. is filing this Amendment No. 6 (“Amendment”) to its Registration Statement on Form F-1 (File No. 333-275232) (the ‘‘Registration Statement”) as an exhibits-only filing to file (i) the consent of Kreit & Chui CPA, LLP filed herewith as Exhibit 23.3 in order to update the consent previously filed with the Registration Statement; (ii) the updated Form of Underwriting Agreement, which contains a revised Lock-up Agreement to carve out the restrictions for the shares eligible for resale under the Resale Prospectus in the Registration Statement, and (iii) the request for waiver and representation under Item 8.A.4 of Form 20-F, and to amend the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, exhibit index, and the filed exhibits. This Amendment No. 6 does not contain copies of the Public Offering Prospectus and Resale Prospectus included in the Registration Statement, which remains unchanged from the Registration Statement filed on November 29, 2025.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)     Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Memorandum of Association***
3.2	Amended and Restated Articles of Association***
4.1	Specimen Certificate for Ordinary Shares***
5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered***
10.1	Business Operation Agreement among Pengze WFOE, VIE and certain shareholders of VIE and Powers of Attorney***
10.2	Exclusive Consulting and Service Agreement between Pengze WFOE and VIE***
10.3	Supplement to the Exclusive Consulting and Service Agreement between Pengze WFOE and VIE***
10.4	Equity Disposal Agreement between Pengze WFOE, VIE and certain shareholders of VIE***
10.5	Equity Pledge Agreement among Pengze WFOE and certain shareholders of VIE***
10.6	Agency Agreement among Pengze WFOE and certain shareholders of VIE***
10.7	Spouse Consent Letter – Meizhi Cai***
10.8	Spouse Consent Letter – Yi Liu***
10.9	Spouse Consent Letter – Liping Huang***
10.10	Form of Employment Agreement***
10.11	English Translation of form of Labor Dispatch Cooperation Agreement (Gongwuyuan)***
10.12	English Translation of form of Recruitment Agency Agreement (Gongwuyuan)***
10.13	English Translation of form of Outsourcing Agreement (Gongwuyuan)***
10.14	English Translation of form of Service Agreement (Gongwuyuan)***
10.15	Form of Indemnification Agreement***
10.16	Form of Independent Director Agreement***
10.17	English Translation of Form of Loan Agreement with WeBank***
10.18	English Translation of Form of Loan Agreement with Guangdong Nanyue Bank***
10.19	English Translation of Form of Loan Agreement with China Minsheng Bank***
10.20	English Translation of the executed form of Project Outsourcing Service Contract with China Post Group Co. Zhongshan Branch***
10.21	English Translation of the executed form of Project Outsourcing Service Contract with China Post Group Co. Zhaoqing Branch***
10.22	English Translation of the executed form of Service Agreement with Nanchang Jiesite Environmental Protection Co. Ltd.***
10.23	English Translation of the executed form of Outsourcing Agreement with Guangdong Yingwang Industrial Investment Co. Ltd.***
10.24	English Translation of the executed Debt Settlement Agreement dated November 21, 2024***
14.1	Code of Business Conduct and Ethics of the registrant***
21.1	List of subsidiaries***
23.1	Consent of Cayman counsel (included in Exhibit 5.1)***
23.2	Consent of Jingtian & Gongcheng, People’s Republic of China counsel to the Registrant***
23.3	Consent of Kreit & Chui CPA LLP, Independent Registered Public Accounting Firm*
23.4	Consent of iResearch Consulting Group***
24.1	Power of Attorney (previously included in the signature page to Form F-1)***
99.1	Audit Committee Charter***
99.2	Compensation Committee Charter***
99.3	Nominating and Corporate Governance Committee Charter***
99.4	Opinion of Jingtian & Gongcheng, regarding certain PRC law matters***
99.5	Request for Waiver and Representation under Item 8.A.4 of Form 20-F*
107	Filing Fee Table***

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*        filed herewith

**      to be filed by amendment

***    previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chengdu, China, on February 4, 2025.

Baiya International Group Inc.
By:	/s/ Siyu Yang
Name:	Siyu Yang
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Weilai Zhang	Chairman and Director	February 4, 2025
Weilai Zhang
/s/ Siyu Yang	Chief Executive Officer and Director	February 4, 2025
Siyu Yang	(Principal Executive Officer)
/s/ Dian Zhang	Chief Financial Officer	February 4, 2025
Dian Zhang	(Principal Financial and Principal Accounting Officer)

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